Exhibit 99.1
The Beauty Health Company Reports Strong First Quarter 2022 Financial Results
Increases 2022 Financial Guidance

Long Beach, Calif., May 10, 2022 – The Beauty Health Company ("BeautyHealth" or the "Company"; NASDAQ:SKIN), the breakthrough category creator at the intersection of traditional beauty and aesthetics, today announced financial results for the first quarter ended March 31, 2022.

“I am proud to report that BeautyHealth delivered another outstanding quarter of growth as we continued to execute on our Master Plan. We achieved record delivery system sales, supported by the highly successful launch of Syndeo, our next generation digitally connected HydraFacial delivery system,” said Andrew Stanleick, BeautyHealth’s President and Chief Executive Officer. “We are driving continued strong demand as consumers seek the confidence boosting glow we’re famous for. As a result of the momentum we’re seeing across the business and the strong rollout of Syndeo, I am pleased to announce that we are raising our full-year guidance for net sales. We remain confident in the long-term outlook for the beauty health category, and we look forward to carrying this momentum into the rest of the year as we continue to build upon our impressive platform.”

Key Operational and Business Metrics

	Three Months Ended March 31,
Unaudited (dollars in millions)	2022	2021
Delivery Systems net sales	$41.6	$25.7
Consumables net sales	$33.8	$21.9
Total net sales	$75.4	$47.5
Gross profit	$51.9	$31.7
Gross margin	68.9%	66.8%
Net income (loss)	$32.5	$(3.3)
Adjusted net income (loss)*	$(8.5)	$(0.1)
Adjusted EBITDA*	$2.2	$7.0
Adjusted EBITDA margin*	2.9%	14.8%
Adjusted gross profit*	$54.8	$34.3
Adjusted gross margin*	72.7%	72.2%
*See "Non-GAAP Financial Measures" below.

First Quarter 2022 Summary
•Net sales of $75.4 million increased 58.6% in Q1 2022 compared to $47.5 million in Q1 2021, driven by continued strong demand around the world, as well as the highly successful launch of Syndeo.
◦Delivery Systems net sales increased to $41.6 million in Q1 2022, compared to $25.7 million in Q1 2021. The Company sold 1,849 Delivery Systems during the quarter, including 258 trade-ups.
◦Consumables net sales increased to $33.8 million in Q1 2022, compared to $21.9 million in Q1 2021.
◦Net sales in the Americas region increased to $44.6 million in Q1 2022 compared to $31.3 million in Q1 2021 due to sales growth in the U.S. and Mexico. The strength in the U.S. was driven by the launch of Syndeo and a continued increase in sales productivity fueled by strong conversion from the Company's marketing-driven leads.
◦Net sales in the APAC region increased to $12.9 million in Q1 2022 compared to $8.8 million in Q1 2021, driven by continued strength in Australia despite the partial offset by closures in China due to COVID-19.
◦Net sales in the EMEA region increased to $17.9 million in Q1 2022 compared to $7.5 million in Q1 2021, due to strength in the United Kingdom, Germany and France.
•Gross margin was 68.9% in Q1 2022 compared to 66.8% in Q1 2021, and adjusted gross margin was 72.7% in Q1 2022 compared to 72.2% in Q1 2021. The improvement in gross profit was due to higher sales volumes, fixed cost leverage, and margin accretion from distributor acquisitions, partially offset by higher supply chain and logistics costs. The Company expects continued headwinds from global supply chain challenges and inflationary pressures to weigh on gross margin through 2022, specifically higher shipping costs, offset by margin accretion related to the acquired distributor inventory and pricing initiatives.
•Selling, general and administrative expenses were $62.7 million in Q1 2022 compared to $27.9 million in Q1 2021, primarily driven by increased investment in global personnel, stock-based compensation and advertising expenses. The Company incurred $7.0 million non-cash stock compensation in addition to $2.0 million of public company costs which include directors' and officers' liability insurance, Sarbanes-Oxley Act compliance and additional audit and tax and other professional service fees in Q1 2022.
•Operating loss was $13.0 million in Q1 2022 compared to an operating income of $2.4 million in Q1 2021, reflecting continued investment in global infrastructure, people, and systems to fuel future growth. The operating loss in Q1 2022 includes non-cash stock-based compensation expense of $7.0 million and other transaction and one-time costs of $2.4 million.
•Net income was $32.5 million in Q1 2022 compared to a net loss of $3.3 million in Q1 2021, and adjusted net loss was $8.5 million in Q1 2022 compared to $0.1 million in Q1 2021.
•Adjusted EBITDA is an important profitability measure that the Company uses to manage its business internally. In Q1 2022, adjusted EBITDA was $2.2 million compared to adjusted EBITDA of $7.0 million in Q1 2021. Adjusted EBITDA was impacted by targeted investments across the business, including launch costs associated with Syndeo and international hiring efforts.

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $859.2 million as of March 31, 2022 compared to $901.9 million as of December 31, 2021. The Company's cash and cash equivalents include approximately $638.7 million of net proceeds raised in 2021 from the Company’s issuance of $750 million of 1.25% Convertible Senior Notes due 2026, which net proceeds have been and/or will be used to fund potential future acquisitions, working capital expenditures, a capped call purchase agreement and general corporate purposes.

Warrants and Shares Outstanding
The Company has approximately 7 million private placement warrants and approximately 151 million shares of Class A common stock outstanding as of March 31, 2022.

Outlook
BeautyHealth increased its fiscal 2022 guidance, and now expects net sales in the range of $330.0 million to $340.0 million, up from the previous outlook for $320.0 million to $330.0 million, reflecting management's confidence in the business as the Company executes against its growth plan. The Company also reaffirmed its outlook for adjusted EBITDA of approximately $50.0 million, reflecting the momentum in health and wellness, and management's confidence in the business as the Company executes against its growth plan. The increase assumes no material deterioration in general market conditions or other factors related to COVID-19 trends.

For fiscal 2022, BeautyHealth also continues to expect up to $20.0 million of capital expenditures to be incurred during 2022.

BeautyHealth’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account any acquisitions, dispositions or financings during 2022. In addition, given the uncertainty in the environment in which BeautyHealth is operating, the Company remains cautious of the potential risk for further market closures or other restrictive measures from existing or new COVID-19 strains and the uneven global rollout and adoption of vaccines, as well as inflationary headwinds related to higher raw material, shipping and labor costs. BeautyHealth’s outlook assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented.

Conference Call
BeautyHealth will host a conference call on Tuesday, May 10, 2022, at 4:30 p.m. ET to review its first quarter financial results. The call may be accessed via live webcast through the "Events & Presentations" page under "News & Events" on our Investor Relations website at https://investors.beautyhealth.com/. A replay of the conference call will be available within approximately three hours after the conclusion of the call and can be accessed online at https://investors.beautyhealth.com/.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP), management utilizes certain non-GAAP financial measures such as adjusted net income, adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, and adjusted gross margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to non-recurring, unusual items.

The Company does not provide a reconciliation of its fiscal 2022 adjusted EBITDA guidance to net income (loss), the most directly comparable forward looking GAAP financial measure, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which cannot be done without unreasonable efforts, including adjustments that could be made for changes in fair value of warrant liabilities, integration and acquisition-related expenses, amortization expenses, non-cash stock-based compensation, gains/losses on foreign currency, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company's fiscal 2022 adjusted EBITDA guidance is merely an outlook and is not a guarantee of future performance. Stockholders should not rely or place an undue reliance on such forward-looking statements. See “Forward-Looking Statements” for additional information.

Adjusted Gross Profit and Adjusted Gross Margin
Management uses adjusted gross profit and adjusted gross margin to measure profitability and the ability to scale and leverage the costs of Delivery Systems and Consumables. The continued growth of Delivery Systems is expected to improve adjusted gross margin, as additional Delivery Systems sold will increase our recurring Consumables net sales, which has higher margins.

Management believes adjusted gross profit and adjusted gross margin are useful measures to the Company and its investors to assist in evaluating operating performance because they provide consistency and direct comparability with past financial performance and between fiscal periods, as the metrics eliminate the effects of amortization, depreciation, and stock-based compensation which are non-cash expenses that may fluctuate for reasons unrelated to overall continuing operating performance. Adjusted gross margin has been and will continue to be impacted by a variety of factors, including the product mix, geographic mix, direct vs. indirect mix, the average selling price on Delivery Systems, and new product launches. Management expects adjusted gross margin to fluctuate over time depending on the factors described above.

The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three months ended March 31,
Unaudited (in thousands)	2022	2021
Net sales	$75,415	$47,542
Cost of sales	23,478	15,802
Gross profit	$51,937	$31,740
Gross margin	68.9%	66.8%
Adjusted to exclude the following:
Stock-based compensation expense	$226	$—
Depreciation and amortization expense	2,655	2,591
Adjusted gross profit	$54,818	$34,331
Adjusted gross margin	72.7%	72.2%

Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted net income, adjusted EBITDA, and adjusted EBITDA margin are key performance measures that management uses to assess the Company's operating performance. Because adjusted net income, adjusted EBITDA and adjusted EBITDA margin facilitate internal comparisons of our historical operating performance on a more consistent basis, management uses these measures for business planning purposes.

Management also believes this information will be useful for investors to facilitate comparisons of operating performance and better identify trends in the business. Management expects adjusted EBITDA margin to increase over the long-term, as the Company continues to scale our business and achieve greater operating leverage.

The Company calculates adjusted net income as net income (loss) adjusted to exclude: change in fair value of public and private placement warrants, change in fair value of earn-out shares liability, other expense, net; amortization expense; stock-based compensation expense; management fees incurred from historical private equity owners; one-time or non-recurring items such as transaction costs (including transactions costs with respect to the Business Combination); restructuring costs (including those associated with COVID-19) and the aggregate adjustment for income taxes for the tax effect of the adjustments described above.

The Company calculates adjusted EBITDA as net income (loss) adjusted to exclude: change in fair value of public and private placement warrants, change in fair value of earn-out shares liability, other expense, net; interest expense; income tax benefit (expense); depreciation and amortization expense; stock-based compensation expense; foreign currency (gain) loss; management fees incurred from historical private equity owners; one-time or non-recurring items such as transaction costs (including transactions costs with respect to the Business Combination); and restructuring costs (including those associated with COVID-19).

The following table reconciles BeautyHealth’s net income (loss) to adjusted net income (loss) and adjusted EBITDA for the periods presented:

	Three months ended March 31,
Unaudited (in thousands)	2022	2021
Net income (loss)	$32,507	$(3,274)
Adjusted to exclude the following:
Change in FV of warrant liability	(52,052)	—
Amortization expense	3,713	2,954
Stock-based compensation expense	7,049	34
Other expense	937	7
Management fees (1)	—	127
Transaction related costs (2)	1,045	746
Other non-recurring and one-time fees (3)	1,955	87
Aggregate adjustment for income taxes	(3,626)	(763)
Adjusted net loss	$(8,472)	$(82)
Depreciation expense	1,416	690
Interest expense	3,400	5,699
Foreign currency (gain) loss, net	(368)	256
Remaining benefit for income taxes	6,241	457
Adjusted EBITDA	$2,217	$7,020
Adjusted EBITDA margin	2.9%	14.8%
__________________
(1)Represents quarterly management fees paid to the former majority shareholder of HydraFacial based on a pre-determined formula. Following the Business Combination, these fees are no longer paid.
(2)For the three months ended March 31, 2022, such amounts primarily represent direct costs incurred in relation to potential acquisitions. For the three months ended March 31, 2021, such amounts represent direct costs incurred with the Business Combination and to prepare HydraFacial to be marketed for sale by HydraFacial’s shareholders in previous periods. These costs do not have a continuing impact.
(3)For the three months ended March 31, 2022, such costs represent one-time personnel costs related to executive recruiting, executive severance and a CEO sign-on bonus. Such costs for the three months ended March 31, 2021 primarily represent personnel costs associated with restructuring of HydraFacial’s salesforce and costs associated with former warehouse and assembly facility during the transition period offset by a legal settlement received in favor of HydraFacial.
About the Business Combination
On May 4, 2021, Vesper Healthcare Acquisition Corp. (“Vesper Healthcare”), a special purpose acquisition company, completed the previously announced business combination (the “Business Combination”) with Edge Systems LLC d/b/a The HydraFacial Company (“HydraFacial”). In connection with the Business Combination, Vesper Healthcare changed its name to The Beauty Health Company, and LCP Edge Intermediate, Inc., the indirect parent of HydraFacial, became an indirect subsidiary of BeautyHealth. For fiscal periods following the date of completion of the Business Combination, financial results are reported by The Beauty Health Company on a consolidated basis.

About The Beauty Health Company
The Beauty Health Company is a global category-creating company focused on delivering beauty health experiences by reinventing our consumer’s relationship with their skin, their bodies and their self-confidence. Our flagship brand, HydraFacial, created the category of hydradermabrasion by using a patented Vortex-Fusion Delivery System to cleanse, peel, exfoliate, extract, infuse, and hydrate the skin with proprietary solutions and serums. HydraFacial provides a non-invasive and approachable experience with a powerful community of a/estheticians, consumers and partners, bridging medical aesthetics to beauty to democratize and personalize skin care solutions across ages, genders, skin tones, and skin types. HydraFacial is available in over 90 countries with an install base of 21,719 Delivery Systems providing millions of experiences to consumers each year. For more information, please visit www.beautyhealth.com.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the Business Combination; the inability to maintain the listing of The Beauty Health Company’s shares on NASDAQ; The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; the risks and uncertainties regarding market conditions around the continued rollout of Syndeo; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and the impact of the continuing COVID-19 pandemic on the Company’s business. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts
The One Nine Three Group
Investors: Paige Newman
Email: BeautyHealthIR@the193.com

Press: Kurt Hopfenspirger
Email: BeautyHealth@the193.com

The Beauty Health Company
Consolidated Statements of Operations
(in thousands except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2022	2021

Net sales	$75,415	$47,542
Cost of sales	23,478	15,802
Gross profit	51,937	31,740
Operating expenses:
Selling and marketing	36,407	17,095
Research and development	2,230	1,452
General and administrative	26,261	10,811
Total operating expenses	64,898	29,358
Loss from operations	(12,961)	2,382
Other (income) expense:
Interest expense, net	3,400	5,699
Other expense, net	937	7
Change in fair value of warrant liability	(52,052)	—
Foreign currency (gain) loss, net	(368)	256
Total other expense	(48,083)	5,962
Loss before provision for income taxes	35,122	(3,580)
Income tax expense (benefit)	2,615	(306)
Net income (loss)	$32,507	$(3,274)

Net income (loss) per share
Basic	$0.22	$(0.09)
Diluted	$(0.13)	$(0.09)
Weighted average common shares outstanding
Basic	150,598,105	35,501,743
Diluted	152,711,698	35,501,743

The Beauty Health Company
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$859,237	$901,886
Accounts receivable	60,769	46,824
Prepaid expenses and other current assets	13,554	12,322
Income tax receivable	1,801	4,599
Inventories	47,033	35,261
Total current assets	982,394	1,000,892
Property and equipment, net	17,859	16,183
Right of use asset	14,251	14,992
Intangible assets, net	52,544	56,010
Goodwill	123,774	123,694
Deferred tax assets, net	330	330
Other assets	8,026	6,705
Total assets	$1,199,178	$1,218,806
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$26,962	$29,049
Accrued payroll related expenses	21,383	28,662
Other accrued expenses	12,419	14,722
Lease liabilities	3,969	3,712
Income tax payable	4,197	292
Total current liabilities	68,930	76,437
Other long-term liabilities	11	—
Lease liabilities, non current	12,032	12,781
Long-term debt due to related parties, net of current portion	—	—
Deferred tax liabilities, net	3,761	3,561
Warrant liabilities	41,765	93,816
Convertible senior notes, net	730,971	729,914
Total liabilities	857,470	916,509
Stockholders’ (deficit) equity:
Common stock	16	16
Preferred stock	—	—
Additional paid-in capital	729,299	722,250
Note receivable from stockholder	—	—
Accumulated other comprehensive (loss) income	(1,402)	(1,257)
Accumulated deficit	(386,205)	(418,712)
Total stockholders’ equity	341,708	302,297
Total liabilities and stockholders’ equity	$1,199,178	$1,218,806